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                                                              Exhibit (a)(1)(E)
                          Offer to Purchase for Cash

            Any and All Outstanding Shares of Class A Common Stock

                                      of

                          UNIGRAPHICS SOLUTIONS INC.

                                      at

                             $32.50 Net Per Share

                                      by

                             UGS ACQUISITION CORP.
                         a wholly owned subsidiary of

                      ELECTRONIC DATA SYSTEMS CORPORATION

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON TUESDAY, SEPTEMBER 18, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                August 21, 2001

To Our Clients:

  Enclosed for your consideration are an Offer to Purchase dated August 21, 2001 and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by UGS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Electronic Data Systems Corporation, a Delaware corporation ("EDS"), to purchase all outstanding shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Unigraphics Solutions Inc., a Delaware corporation (the "Company"), on the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

  We (or our nominees) are the holder of record of Shares held by us for your account. A tender of those Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

  We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The offer price is $32.50 per Share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company, by unanimous decision of those directors participating and based upon the unanimous recommendation of a Special Committee of independent directors of the Board of Directors of the Company, (A) has approved and declared advisable the Offer, the Merger Agreement (as defined below) and the Merger (as defined below), (B) has determined that the Offer, the Merger Agreement and the Merger are fair to and in the best interests of the Company's Stockholders (other than EDS and its affiliates) and (C) recommends that the Company's stockholders accept the Offer, tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement and the Merger, if submitted for their approval.
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    4. The Offer is being made pursuant to the terms of an Agreement and Plan of Merger dated as of August 2, 2001 (the "Merger Agreement") by and among the Purchaser, EDS and the Company pursuant to which, following the consummation of the Offer and on the terms and subject to conditions of the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of EDS (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by the Company, the Purchaser, EDS or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase.

    5. Certain conditions to the Offer are described in "The Offer-- Conditions to the Offer" in the Offer to Purchase.

    6. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Distribution Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30.5% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

  If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless you otherwise specify below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

  In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of (1) the certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (2) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending on when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.


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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK

                                      OF

                          UNIGRAPHICS SOLUTIONS INC.

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated August 21, 2001 and the related Letter of Transmittal relating to the offer by UGS Acquisition Corp., a Delaware corporation, to purchase all the outstanding shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Unigraphics Solutions Inc., a Delaware corporation.

  This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned (or, if no amount is indicated below, for all the Shares held by you for the account of the undersigned) on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered*          ____________________________________,


_______________________________Shares     _____________________________________
                                                      Signature(s)


Dated:_________________________, 2001
                                          _____________________________________

                                          _____________________________________

                                          _____________________________________
                                              Please Type or Print Name(s)

                                          Address(es) (including Zip Code(s)):

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          Area Code and Telephone No.:

                                          _____________________________________

                                          Taxpayer Identification or Social
                                           Security No.: ______________________
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                  This Form must be returned to the brokerage
                        firm maintaining your account.

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